Exhibit 99.3

LETTER TO REGISTERED HOLDERS

U.S.$500,000,000 5.500% Senior Notes Due 2019

which have been registered under the Securities Act of 1933,

for any and all outstanding

unregistered 5.500% Senior Notes Due 2019

of

Teléfonos de México, S.A.B. de C.V.

pursuant to the prospectus dated                     , 2010

To Registered Holders:

We are enclosing herewith the material listed below relating to the offer to exchange (the “Exchange Offer”) by Teléfonos de México, S.A.B. de C.V. (the “Company”) up to an aggregate principal amount of U.S.$500,000,000 of its 5.500% Senior Notes Due 2019 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding unregistered 5.500% Senior Notes Due 2019 (the “Old Notes”), upon the terms and subject to the conditions set forth in the prospectus (the “Prospectus”) dated                     , 2010, and the accompanying Letter of Transmittal and instructions thereto (the “Letter of Transmittal”).

Enclosed herewith are copies of the following documents:

1. Prospectus;

2. Letter of Transmittal;

3. Notice of Guaranteed Delivery;

4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner; and

5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client’s instruction with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2010 unless it is extended.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Old Notes (a “Holder”) will represent to the Company that (i) any Exchange Notes acquired in exchange for Old Notes tendered pursuant to the Letter of Transmittal will be acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) neither such Holder nor any person who will receive such Exchange Notes has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes in violation of the provisions of the Securities Act, (iii) neither such Holder nor any person who will receive such Exchange Notes is an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company and (iv) neither such Holder nor any person who will receive such Exchange Notes is engaged in, or intends to engage in, a distribution of the Exchange Notes. If such Holder is a broker-dealer receiving Exchange Notes for its own account, it will represent that it acquired the Old Notes to be exchanged for the Exchange Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes to the extent required by applicable law or regulation or SEC pronouncement. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent for the Exchange Offer) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the Exchange of Old Notes pursuant to the Exchange Offer, on the transfer of Old Notes to it, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

Delivery to the Exchange Agent, The Bank of New York Mellon:

By Registered or Certified Mail:	By Overnight Delivery or By Hand between 8:00 a.m. and 4:30 p.m.:

The Bank of New York Mellon

Corporate Trust Operations—Reorganization Unit

101 Barclay Street—7 East

New York, NY 10286

Attention: Evangeline R. Gonzales

To Confirm by

Telephone: (212) 815-3738

Facsimile Transmission: (212) 298-1915

The Bank of New York Mellon

Corporate Trust Operations—Reorganization Unit

101 Barclay Street—7 East

New York, NY 10286

Attention: Evangeline R. Gonzales

To Confirm by

Telephone: (212) 815-3738

Facsimile Transmission: (212) 298-1915

Very truly yours,

Teléfonos de México, S.A.B. de C.V.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THE COMPANY IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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